UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

December 5, 2017
Date of Report (Date of earliest event reported)

SILVER SPRING NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35828	43-1966972
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

230 W. Tasman Drive, San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)

(669) 770-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

On December 5, 2017, Silver Spring Networks, Inc. (the “Company”) and Itron, Inc., a Washington corporation (“Itron”), issued a press release (the “Joint Press Release”) announcing that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), for the Company’s previously announced pending acquisition by Itron, expired without a request for additional information by the Federal Trade Commission.  Expiration of the waiting period under the HSR Act satisfies one of the conditions to the closing of the acquisition as specified in the Agreement and Plan of Merger, dated September 17, 2017 by and among the Company, Itron and Ivory Merger Sub., Inc., a wholly-owned subsidiary of Itron (the “Merger Agreement”).

The closing of the acquisition is subject to approval by the Company’s stockholders and the satisfaction of certain other closing conditions set forth in the Merger Agreement. A copy of the Joint Press Release announcing these events dated December 5, 2017 is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Joint Press Release dated December 5, 2017.*

*  This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Exchange Act.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Joint Press Release dated December 5, 2017.*

*  This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silver Spring Networks, Inc.

Date: December 5, 2017	By:	/s/ Catriona M. Fallon
		Name:	Catriona M. Fallon
		Title:	Chief Financial Officer